                                  EXHIBIT 99.1

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     ORION REFINING CORPORATION
        Report of Independent Accountants
        Balance Sheets as of December 31, 2002 and 2001
        Statements of Operations for the Years Ended December 31, 2002, 2001 and 2000
        Statements of Stockholders' Deficit for the Years Ended December 31, 2002, 2001 and 2000
        Statements of Cash Flows for the Years Ended December 31, 2002, 2001 and 2000
        Notes to Financial Statements

        Balance Sheets as of March 31, 2003 (unaudited) and December 31, 2002 Statements of Operations for the Three Months Ended March 31, 2003 and 2002 (unaudited)
        Statements of Cash Flows for the Three Months Ended March 31, 2003 and 2002 (unaudited)
        Notes to Financial Statements

[ORION REFINING CORPORATION LOGO]

FINANCIAL STATEMENTS WITH REPORT OF INDEPENDENT ACCOUNTANTS AS OF DECEMBER 31, 2002 AND 2001 AND FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Orion Refining Corporation:

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Orion Refining Corporation (the "Company") at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit and has incurred losses and negative cash flow from operating activities. The Company must obtain working capital, achieve positive cash flow from operations, and ultimately generate net income. These uncertainties create substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 1, the Company changed its method of accounting for inventory in 2000.

PRICEWATERHOUSECOOPERS LLP

New Orleans, Louisiana
April 10, 2003, except for paragraphs four and five of Note 14, as to which the date is May 7, 2003

ORION REFINING CORPORATION

BALANCE SHEETS
(In thousands of dollars, except share amounts)

                                                                                          DECEMBER 31,
                                                                                       2002           2001
                ASSETS

Current assets:
  Cash and cash equivalents                                                        $      1,511   $      3,142
  Accounts receivable, net of allowance for doubtful
    accounts of $821 and $180 in 2002 and 2001, respectively                              4,179          2,636
  Inventories                                                                           158,329         93,065
  Prepaid expenses                                                                        5,867          3,786
  Other                                                                                     474             87
                                                                                   ------------   ------------
        Total current assets                                                            170,360        102,716
                                                                                   ------------   ------------
Property and equipment                                                                  791,435        729,595
Less accumulated depreciation and amortization                                          175,585        142,573
                                                                                   ------------   ------------
        Net property and equipment                                                      615,850        587,022
Other assets, net                                                                        34,916         25,749
                                                                                   ------------   ------------
        Total assets                                                               $    821,126   $    715,487
                                                                                   ============   ============
           LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                                                 $     48,038   $     33,559
  Product financing agreements                                                          165,761         87,309
  Accrued interest                                                                       14,447         11,286
  Accrued liabilities                                                                    56,097         14,061
  Current maturities of long-term debt                                                  116,268             39
                                                                                   ------------   ------------
        Total current liabilities                                                       400,611        146,254
Long-term debt                                                                          919,271        767,209
Other liabilities                                                                         4,078         19,005
                                                                                   ------------   ------------
        Total liabilities                                                             1,323,960        932,468
                                                                                   ------------   ------------
Commitments and contingencies (see Note 11)

Stockholders' equity (deficit):
  Common stock, $.0000001 par value; 10,000,000 shares
    authorized; 4,964,974 and 450,936 shares issued and
    outstanding, respectively                                                                 -              -
  Additional paid-in capital                                                          1,709,036      1,709,036
  Accumulated deficit                                                                (2,211,870)    (1,926,017)
                                                                                   ------------   ------------
        Total stockholders' deficit                                                    (502,834)      (216,981)
                                                                                   ------------   ------------
        Total liabilities and stockholders' deficit                                $    821,126   $    715,487
                                                                                   ============   ============

The accompanying notes are an integral part of the financial statements.

ORION REFINING CORPORATION

STATEMENTS OF OPERATIONS
(In thousands of dollars)

                                                                          YEARS ENDED DECEMBER 31,
                                                                    2002           2001           2000
Revenues:
  Product sales                                                $  1,995,410   $  1,637,919   $    801,906
                                                               ------------   ------------   ------------
        Total revenues                                            1,995,410      1,637,919        801,906
                                                               ------------   ------------   ------------
Costs and expenses:
  Costs of product sold                                           2,054,659      1,607,807        778,960
  Operating expenses                                                 12,650          9,517         29,542
  Depreciation                                                       33,189         31,478         26,158
  General and administrative                                         41,169         28,069         21,732
  Taxes other than income taxes                                       4,961          5,162          6,142
                                                               ------------   ------------   ------------
        Total costs and expenses                                  2,146,628      1,682,033        862,534
                                                               ------------   ------------   ------------
        Operating loss                                             (151,218)       (44,114)       (60,628)
                                                               ------------   ------------   ------------
Other income (expense):
  Interest income                                                       178            748            841
  Interest expense                                                 (137,797)      (114,598)       (89,124)
  Interest capitalized                                                2,708            323         18,223
  Other income                                                          276          8,500            969
                                                               ------------   ------------   ------------
        Total other expense, net                                   (134,635)      (105,027)       (69,091)
                                                               ------------   ------------   ------------
Loss before income tax                                             (285,853)      (149,141)      (129,719)
Income tax benefit                                                        -              -              -
                                                               ------------   ------------   ------------
        Net loss                                               $   (285,853)  $   (149,141)  $   (129,719)
                                                               ============   ============   ============

The accompanying notes are an integral part of the financial statements.

ORION REFINING CORPORATION

STATEMENTS OF STOCKHOLDERS' DEFICIT
(In thousands of dollars, except share amounts)

                         PREFERRED STOCK       COMMON STOCK     ADDITIONAL
                        -----------------     --------------     PAID-IN     ACCUMULATED   STOCKHOLDERS'
                        SHARES     AMOUNT     SHARES  AMOUNT     CAPITAL       DEFICIT        DEFICIT
Balance at
  December 31, 1999    1,947,988   $  467       8,158  $   -   $ 1,708,569  $ (1,647,157)  $      61,879
  Net loss                     -        -           -      -             -      (129,719)       (129,719)
                      ----------   ------   ---------  -----   -----------  ------------   -------------
Balance at
  December 31, 2000    1,947,988      467       8,158      -     1,708,569    (1,776,876)        (67,840)
  Net loss                     -        -           -      -             -      (149,141)       (149,141)
  Issuance of
    common stock
    for Series A and B
    warrants                   -        -      89,965      -                           -               -
  Conversion of Class
    C-1 Convertible
    Preferred Stock     (600,000)    (380)      2,166      -           380             -               -
  Conversion of Class
    A Convertible
    Preferred Stock       (8,640)       -       4,612      -             -             -               -
  Conversion of Class
    C Convertible
    Preferred Stock     (124,348)      (1)     29,924      -             1             -               -
  Conversion of Class
    D Convertible
    Preferred Stock   (1,105,000)     (11)    315,714      -            11             -               -
  Conversion of Class
    C-2 Convertible
    Preferred Stock     (110,000)     (75)        397      -            75             -               -
                      ----------   ------   ---------  -----   -----------  ------------   -------------
Balance at
  December 31, 2001            -        -     450,936      -     1,709,036    (1,926,017)       (216,981)
  Net loss                     -        -           -      -             -      (285,853)       (285,853)
  Issuance of
    common stock
    for Guarantee
    warrants                   -        -   4,514,038      -             -             -               -
                      ----------   ------   ---------  -----   -----------  ------------   -------------
Balance at
  December 31, 2002            -   $    -   4,964,974  $   -   $ 1,709,036  $ (2,211,870)  $    (502,834)
                      ==========   ======   =========  =====   ===========  ============   =============

The accompanying notes are an integral part of the financial statements.

ORION REFINING CORPORATION

STATEMENTS OF CASH FLOWS
(In thousands of dollars)

                                                                                            YEARS ENDED DECEMBER 31,
                                                                                         2002         2001         2000
Operating activities:
  Net loss                                                                         $ (285,853)  $ (149,141)  $ (129,719)
  Adjustments to reconcile net loss:
    Depreciation                                                                       33,189       31,478       26,158
    Gain on sale of assets                                                                (94)        (411)           -
    Provision for doubtful accounts                                                       650            -          197
    Amortization of discount on long-term debt                                            490          885        1,036
    Amortization of debt issue cost                                                     6,271        6,222        5,195
    Interest paid-in-kind (see Note 8)                                                112,259       89,384       47,636
    Changes in assets and liabilities:
    Accounts receivable                                                                (2,193)       2,665       (4,760)
    Inventories (excluding product financing agreements)                               13,189       13,477      (16,966)
    Other assets                                                                       (7,565)       3,457       (4,725)
    Accounts payable                                                                   14,229        1,745      (14,071)
    Accrued liabilities                                                                14,044         (648)      14,936
    Other liabilities and other                                                          (723)      (3,214)        (642)
                                                                                   ----------   ----------   ----------
          Net cash used in operating activities                                      (102,107)      (4,101)     (75,725)
                                                                                   ----------   ----------   ----------
Investing activities:
  Capital expenditures                                                                (47,464)     (13,349)    (112,271)
  Proceeds from sale of assets                                                            155          405        1,933
                                                                                   ----------   ----------   ----------
          Net cash used in investing activities                                       (47,309)     (12,944)    (110,338)
                                                                                   ----------   ----------   ----------
Financing activities:
  Issuance of long-term debt                                                          155,586       20,000       90,425
  Debt issue costs                                                                     (7,873)      (1,302)      (2,270)
  Other                                                                                    72          (63)          74
                                                                                   ----------   ----------   ----------
        Net cash provided by financing activities                                     147,785       18,635       88,229
                                                                                   ----------   ----------   ----------
Increase (decrease) in cash and cash equivalents                                       (1,631)       1,590      (97,834)
Beginning cash and cash equivalents                                                     3,142        1,552       99,386
                                                                                   ----------   ----------   ----------
Ending cash and equivalents                                                        $    1,511   $    3,142   $    1,552
                                                                                   ==========   ==========   ==========

The accompanying notes are an integral part of the financial statements.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         GENERAL

         Orion Refining Corporation ("Orion" or the "Company") was formed in October 1998 to own and operate the refinery assets formerly owned by TransAmerican Refining Corporation ("TARC" or the "predecessor"). All of Orion's common stock was owned by TCR Holding Corporation from December 15, 1998 until December 10, 1999. Prior to December 15, 1998, all of the predecessor's common stock was owned by TransAmerican Energy Corporation ("TEC"). Effective December 10, 1999, in a series of transactions, certain creditors and new investors acquired substantially all of the equity shares of Orion.

         Orion owns and operates a large petroleum refinery located along the Mississippi River, approximately 20 miles from New Orleans, Louisiana, that is designed to process heavy sour crude oil. The refinery's West Plant includes crude and vacuum units, a delayed coking unit and four hydrotreating units. The refinery's East Plant consists of two sulfur recovery units, a fluid catalytic cracking unit and an alkylation unit. The Company's operations constitute a single operating segment. In 2000, the Company completed its rebuilding of the refinery which began during 1995 ("the Capital Improvement Program"). The Capital Improvement Program was designed to maximize gross refining margins by processing lower-cost, heavy sour crude oil into both intermediate and finished petroleum products, including conventional gasoline and heating oil. During the Capital Improvement Program, the West Plant operated intermittently. Construction of a continuous catalytic reforming unit (the "Reformer") began in May 2001 and was completed in December 2002.

         The refining industry has historically experienced volatile margins. The Company's feedstock and refined products are commodities, which have volatile prices and are subject to risks over which the Company has no control.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         INVENTORIES

         Inventories consist primarily of feedstock and refined products and are stated at the lower of cost or market. Effective January 1, 2000, Orion changed its method of inventory costing from the first in, first out ("FIFO") to the last in, first out ("LIFO") method. Management of Orion believes that the LIFO method of costing its inventory is preferable to the FIFO method as LIFO assumes the last goods acquired are the first sold. Management believes that this method of costing inventory is more consistent with industry practice. There was no cumulative effect of this accounting change for any period presented. The change to LIFO decreased cost of products sold and net loss by $13.4 million for the year ended December 31, 2000. Orion uses the dollar-value LIFO method with any increments valued based on first purchase prices of the year. Materials and supplies inventory is accounted for using the average cost method.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PRODUCT FINANCING AGREEMENTS

         As discussed in Note 4, the Company is party to a product financing agreement with a third party. Inventory purchased and resold pursuant to this agreement, and similar agreements in prior periods, is accounted for as a product financing agreement in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 49, "Accounting for Product Financing Arrangements." These goods are included in inventory and recorded, along with the fees payable to the third party for services under the agreement, in a corresponding liability, net of any amounts due to Orion from refined product sales.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at historical cost, as adjusted for impairment. New or refurbished units are depreciated as placed in service. Depreciation of refinery equipment and other buildings and equipment is computed using the straight-line method over the estimated useful lives of the asset. Interest on debt incurred in connection with the construction of property and equipment is capitalized by applying an average interest rate of applicable borrowings outstanding to the average amount of accumulated expenditures for the construction of equipment. Costs of improving leased property are amortized over the estimated useful lives of the assets or the terms of the leases, whichever is shorter.

         The cost of repairs and minor replacements are charged to operating expense. The cost of renewals and improvements are capitalized. At the time depreciable assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts. Gains or losses on dispositions in the ordinary course of business are included in the statement of operations. Impairment of property and equipment is reviewed whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.

         MAINTENANCE TURNAROUND COSTS

         A turnaround consists of a complete shutdown, inspection and maintenance of a unit. The costs of scheduled turnarounds are capitalized and amortized on a straight-line basis over the period of time estimated to lapse until the next scheduled turnaround.

         ENVIRONMENTAL REMEDIATION COSTS

         Environmental expenditures are expensed or capitalized as appropriate, depending on their future economic benefit. Expenditures relating to an existing condition caused by past operations that do not have future economic benefits are expensed. Undiscounted liabilities for such expenditures are provided when the responsibility to remediate is probable and the amount of associated costs is reasonably estimable.

         DEBT ISSUE COSTS

         Debt issue costs are deferred and amortized to interest expense over the scheduled maturity of the debt utilizing the effective interest method.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         DEFINED CONTRIBUTION PLANS

         The Company maintains a defined contribution plan, under Section 401(k) of the Internal Revenue Code, which covers employees who are at least 21 years of age and have completed 30 days of credited service. The Company matches 10%, 20%, 50% or 100% of employee contributions up to a maximum of 6% of the participant's compensation, based on the participant's years of plan participation. The Company incurred approximately $1,184,000, $706,000 and $409,000 of contribution expense for the years ended December 31, 2002, 2001 and 2000, respectively.

         During the year ended December 31, 2000, Orion began a separate defined contribution plan, under Section 401(k) of the Internal Revenue Code, which covers all full-time employees who meet certain eligibility requirements. Under the plan, the Company contributes 7% of the employee's salary subject to certain limitations. Orion recognized approximately $2.8 million, $2.8 million and $729,000 of contribution expense for the years ended December 31, 2002, 2001 and 2000, respectively, and made a related contribution to the plan.

         REVENUE RECOGNITION

         The Company recognizes revenue from sales of refined products when title and risk of loss pass to the customer and other revenue in the period in which the service has been provided.

         COMPREHENSIVE INCOME

         The Company applies the provisions of SFAS No. 130, "Reporting Comprehensive Income," for the reporting and display of comprehensive income and its components. SFAS No. 130 requires other comprehensive income to include foreign currency translation adjustments, unrealized gains on available for sale securities and certain unrealized derivative gains and losses. During the years ended December 31, 2002, 2001 and 2000, the Company had no such comprehensive income items.

         CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially expose the Company to credit risk, consist principally of cash and trade receivables. The Company selects depository banks based on management's review of the stability of the institution. Balances periodically exceed the $100,000 level covered by federal deposit insurance. To date, there have been no losses incurred due to excess deposits in any financial institution. Trade accounts receivables, which are recorded in accounts receivable or product financing agreements in accordance with the third party agreement, are generally from companies with significant petroleum activities, which would be impacted by conditions or occurrences affecting that industry. All price management transactions as described below are entered into with a single counterparty.

         In 2002, two customers accounted for approximately $559 million of product sales, or a total of 28 percent of revenues. No other customer accounted for more than 10 percent of revenues in 2002.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PRICE MANAGEMENT ACTIVITIES

         The Company's revenues and feedstock costs are affected by changes in the prices of petroleum and petroleum products. From time to time, the Company enters into futures contracts, options on futures, swap agreements and forward sale agreements with the intent to protect against a portion of the price risk associated with price declines from holding inventory or fixed price purchase commitments. Commitments involving future settlement give rise to market risk, which represents the potential loss that can be caused by a change in the market value of a particular instrument, and credit risk, which represents the potential loss if a counterparty is unable to perform.

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires that a company measure all derivative instruments at their fair value and classify them as either asset or liabilities on the balance sheet, with a corresponding offset to income or other comprehensive income depending on their designation, their intended use, or their ability to qualify as hedges under the standard. In accordance with the transition provisions of SFAS No. 133, at January 1, 2001, the Company recorded a loss adjustment of $0.1 million in earnings to recognize at fair value all derivatives that are designated as fair-value hedging instruments. The pro forma effect of adopting this pronouncement on net loss for the year ended December 31, 2000 was not material.

         All derivatives are recognized on the balance sheet at their fair value. Although contracts that the Company enters into to hedge its exposure to price risk could potentially meet the standards of an effective hedge, the Company does not maintain certain documentation of the hedge effectiveness required by SFAS No. 133 for those contracts to qualify for hedge accounting. Therefore, pursuant to the provisions in SFAS No. 133, all changes in fair value of these contracts are recorded in current-period earnings. The Company's policy is not to enter into price management contracts for speculative purposes.

         INCOME TAXES

         The Company joined with its previous parent company (through December 10, 1999) in filing a consolidated federal income tax return. The Company currently files a separate tax return. Deferred income taxes are recognized, at enacted tax rates, to reflect the future effects of tax carryforwards and temporary differences arising between the tax bases of assets and their financial reporting amounts using the liability method. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is materially different from the book value. The Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments. When the book value approximates fair value, no additional disclosure is made.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         USE OF ESTIMATES AND RECLASSIFICATION

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain previously reported financial information has been reclassified to conform with the current year presentation. The reclassifications did not affect total assets, stockholders' equity (deficit) or net loss.

         GOODWILL AND OTHER INTANGIBLE ASSETS

         Effective January 1, 2002, the Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 supercedes Accounting Principles Board Opinion No. 17 and requires that goodwill no longer be amortized but should be tested, at least on an annual basis, for impairment. A benchmark assessment of potential impairment must also be completed within six months of adopting SFAS No. 142. Other intangible assets are to be amortized over their useful lives and reviewed for impairment in accordance with the provisions of SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets." Intangible assets with an indefinite useful life can no longer be amortized until their useful lives become determinable.

         Orion did not have goodwill prior to January 1, 2002 but did have a finite-lived intangible asset that was amortized over its useful life. The useful life of the previously recognized intangible asset was reassessed using the guidance in SFAS No. 142; however, no adjustment to the remaining amortization period was necessary. Therefore, there was no impact to Orion's financial position or results of operations as a result of the adoption of this statement.

         ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

         In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires the recognition of a liability for an asset's retirement obligation in the period when the event triggering the liability occurs. When the liability is initially recorded, the cost of the related asset is increased, and the capitalized cost of the retirement liability is depreciated over the asset's useful life. The liability is adjusted to its present value each period with a corresponding charge to expense. The standard is effective for fiscal years beginning after June 15, 2002, and Orion has not currently determined the effect of adopting this statement on its financial statements in its fiscal year 2003.

         ACCOUNTING FOR IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

         Effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144, which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," establishes accounting standards for the impairment and disposal of long-lived assets and criteria for determining when a long-lived asset is held for sale. There was no impact to Orion's financial position or results of operations as a result of the adoption of this statement.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT

         In May 2002, the FASB issued SFAS No. 145, "Rescission of SFAS Nos. 4, 44, and 64, Amendment of SFAS 13, and Technical Corrections as of April 2002." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment to that Statement, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. SFAS No. 145 is effective for financial statements issued for fiscal years beginning after May 15, 2002. SFAS No. 145 is not expected to affect Orion's results of operations, liquidity or financial position.

         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by this guidance include termination benefits provided to current employees that are involuntarily terminated under the terms of a benefit arrangement that, in substance, is not an ongoing benefit arrangement or an individual deferred compensation contract, costs to terminate a contract that is not a capital lease, and costs to consolidate facilities or relocate employees. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company is currently evaluating SFAS No. 146 but does not expect it to have a material impact on operations, liquidity or financial position at this time.

         FASB INTERPRETATION NO. 45

         On November 25, 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34." FIN 45 clarifies the requirements of FASB Statement No. 5, "Accounting for Contingencies", relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The disclosure provisions of FIN 45 are effective for financial statements of interim or annual periods that end after December 15, 2002. However, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002, irrespective of a guarantor's year-end. The adoption of FIN 45 for the year ended December 31, 2002 did not have an impact on the Company's financial position or results of operations.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         FASB INTERPRETATION NO. 46

         On January 17, 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. FIN 46 applies to public enterprises as of the beginning of the applicable interim or annual period. The Company is in the process of determining what impact, if any, the adoption of the provisions of FIN 46 will have upon its financial condition or results of operations.

 2. LIQUIDITY

         Orion has a working capital deficit at December 31, 2002 and has incurred losses and negative cash flow from operating activities. There is no assurance that Orion can fund its future working capital and debt service requirements or achieve positive cash flow from operations. Management believes that future operations of its recently completed refinery, as enhanced by the reformer project discussed in Note 5, will allow Orion to produce adequate margins, cash flows and net income to sustain operations, service its current debt and ultimately allow it to recapitalize its present capital structure. Orion has issued during 2002 an additional $45 million in Senior Secured Bridge Notes due 2004 with existing noteholders as discussed in Note 8. Orion also entered into a $99 million credit agreement and an additional $30 million credit agreement with a new third party during 2002 as discussed in
         Note 8. Management's expectation is that these funds together with margins from improved refinery operations will be sufficient to fund ongoing operations, including debt service. However, see further discussion of management's plans at Note 14 (Subsequent Events).

 3. STOCKHOLDERS' EQUITY

         The following includes a description of each class of common stock, preferred stock and warrants outstanding as of December 31, 2002 and 2001 as well as a description of the significant transactions relating to these equity instruments for the years ended December 31, 2002, 2001 and 2000.

         In December 2001, the Company's Board of Directors approved a 1 for 350 share reverse stock split. All references to common stock and Stockholders' Equity amounts have been restated as if the reverse stock split had occurred as of the earliest date presented herein.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

3. STOCKHOLDERS' EQUITY (CONTINUED)

         COMMON STOCK

         In the fourth quarter of 1999, Orion consummated a recapitalization (the "Recapitalization"), consisting of a series of transactions undertaken to enable Orion to restructure its debt and obtain capital to fund the completion of the East Plant phase of the Capital Improvement Program.

         In connection with the Recapitalization, during the year ended December 31, 1999, Orion issued to holders of the Bridge Notes (see Note 8), 5,714 shares of $.01 common stock. During the year ended December 31, 2001, Orion converted all the then outstanding preferred stock and Series A and B warrants, as described below, into 442,778 shares of common stock. In May 2001, the Company's stockholders agreed to amend the Articles of Incorporation to increase the number of authorized common stock shares to 9,942,857 and decrease the par value to $.0000001 per share. In December 2001, in conjunction with the reverse stock split discussed above, the Company's stockholders agreed to amend the Articles of Incorporation to increase the number of authorized common stock shares to 10,000,000.

         During the year ended December 31, 2002, certain guarantee warrant holders exercised their warrants to purchase 4,514,038 shares of common stock.

         WARRANTS

         SERIES A AND SERIES B WARRANTS

         During the year ended December 31, 2000, the Company issued 44,876 and 45,089 warrants to purchase shares of common stock in connection with the issuance of the Series A and Series B Notes (see Note 8), respectively. The exercise price of the warrants was zero.

         GUARANTEE WARRANTS

         During the year ended December 31, 2001, in partial consideration for the guarantees issued for the Reformer construction and the December 15, 2001 product finance agreement (see Notes 4 and 5), the Company issued warrants to purchase an aggregate of 8,795,801 shares of its common stock. The exercise price of the warrants is zero.

         EXECUTIVE WARRANTS

         During the years ended December 31, 2001 and 2000, the Company issued warrants in connection with executive compensation plans to purchase 1,714 and 10,286 shares of its common stock, respectively. The warrants vest over a three-year period and are exercisable at prices from $.0001 per share to $.25 per share. No such warrants were exercised or forfeited during the years ended December 31, 2002, 2001 or 2000.

         During the year ended December 31, 2002, the Company agreed to issue warrants in connection with executive compensation plans to purchase 1,714 shares of its common stock. The warrants have the same terms as described above.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

3. STOCKHOLDERS' EQUITY (CONTINUED)

         PREFERRED STOCK

         Immediately preceding, and in connection with, the 1999
         Recapitalization, the Company issued and exchanged the following series of preferred stock:

                                    SHARES
         CLASS OF PREFERRED STOCK   ISSUED              SHARES CONVERTED
         Class A Convertible           8,640                    -

         3% Participating          3,000,000  2,400,000 into 36,000 shares Class C
                                              Convertible; 600,000 shares into 600,000
                                              of Class C-1 Convertible

         6% Participating          6,000,000  5,890,000 into 88,348 shares of Class C
                                              Convertible; 110,000 shares into 110,000
                                              of Class C-2 Convertible

         Class D Convertible       1,105,000                    -

         The above classes of preferred stock were convertible into varying ranges of percentages of common stock outstanding, on a fully diluted basis, at the time of conversion. During the year ended December 31, 2001, the Company converted all outstanding preferred stock to 352,813 shares of common stock.

         The following are the number of shares and warrants outstanding at December 31, 2002 and 2001, adjusted for the reverse stock split:

                                              SHARES OUTSTANDING AT
                                            DECEMBER 31,  DECEMBER 31,
                                                2002          2001
         Common stock                         4,964,974       450,936
         Warrants to purchase Common stock    4,295,477     8,807,801

4. INVENTORIES

         The major components of inventories are as follows (in thousands of dollars):

                                                           DECEMBER 31,
                                                         2002        2001
         Refinery feedstocks and intermediate and
           refined products                            $152,161    $ 89,073
         Materials and supplies                           6,168       3,992
                                                       --------    --------
                                                       $158,329    $ 93,065
                                                       ========    ========

         The excess of current cost over LIFO cost was approximately $28.5 million at December 31, 2002. The excess of LIFO cost over current cost was approximately $4.5 million at December 31, 2001.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

4. INVENTORIES (CONTINUED)

         On August 1, 1999, Orion entered into a one-year financing agreement ("the Agreement") for the purchase of crude oil and sale of products with a third party. Subsequent to August 1, 2000, the agreement operated on a month-to-month basis with written notification required ninety days prior to termination. On December 15, 2001, the Company entered into a one-year financing agreement ("the Second Agreement") with the same third party. Subsequent to March 15, 2003, the Second Agreement operates on a month-to-month basis with written notification required thirty days prior to termination. Under the terms of the Agreement and Second Agreement, Orion agrees to purchase all of its crude oil requirements from the third party, sell to the third party products processed at the refinery and provide assistance in the resale of such products. However, Orion is permitted to purchase crude oil directly from another supplier for immediate resale to the third party at the point of purchase if the third party agrees, in its sole discretion, to the related terms and conditions. In consideration for the above services, Orion pays the third party a monthly marketing fee and a credit fee for each barrel processed. In addition, the third party shares in the profits of the products sold if gross margin, representing product sales less product costs, exceeds $3 per barrel. At December 31, 2002 and December 31, 2001, respectively, there was approximately $152.2 million and $89.1 million included in inventory subject to these arrangements.

         In connection with the execution of the Second Agreement, Orion and the third party settled all amounts owing to the third party for activity through December 15, 2001. The final settlement amount due to the third party from Orion was determined to be $13 million. Approximately $12.6 million of expenses included in the final settlement amount related to freight and other related product expenses, which were paid for on Orion's behalf by the third party primarily during the year ended December 31, 2001. Orion entered into a forbearance agreement with the third party, which provides for Orion to repay such amounts in weekly installments of $250,000 for 13 weeks, $500,000 for the next 11 weeks with a final payment of $250,000. The remaining $4 million is to be paid upon final settlement at the termination of the Second Agreement. During 2002, the Second Agreement was amended to allow Orion to further defer repayment of the outstanding final settlement of $1,250,000 related to the weekly installments to three weekly equal installments beginning November 1, 2002. In addition, the third party agreed to advance Orion $4 million over an eight-week period beginning August 9, 2002. Orion repaid the third party in eight weekly installments beginning October 4, 2002. The Second Agreement was further amended in December 2002, with the third party agreeing to advance Orion $2 million to be treated as part of the negative net cash position and payable upon final settlement at termination.

         During May 2001, the Company entered into an agreement with its majority equity holders to provide a $20 million guarantee of certain of Orion's payment obligations under its product financing agreement. The term of the guarantee is two years, subject to extensions provided therein.

         In conjunction with the forbearance agreement described above, the Company entered into an agreement with the majority equity holders to provide additional guarantees of $13 million.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

4. INVENTORIES (CONTINUED)

         In accordance with the terms of the financing agreement discussed above, Orion entered into crude oil purchase agreements during the first quarter of 2001 with PMI Comercio International ("PMI"), a subsidiary of the Mexican state-owned Petroleos Mexicanos, and PDVSA Petroleo y Gas, S.A. ("PDVSA"), a subsidiary of the state-owned oil company of Venezuela. These agreements are in effect through September 2003 and November 2003, respectively. These agreements require Orion to purchase approximately 100,000 barrels per day at index prices. The agreement with PMI specifies liquidated damages of $0.15 per barrel under certain circumstances if Orion fails to purchase the required quantities of crude oil. The following discloses the barrels of crude oil purchased from PMI and PDVSA during the years ended December 31, 2002 and 2001, respectively, which met the contractual requirements (in thousands of barrels):

                            2002            2001
         PDVSA             24,306          26,637
         PMI               17,984          18,236
                           ------          ------
                           42,290          44,873
                           ======          ======

5.  PROPERTY AND EQUIPMENT

         The major components of property and equipment are as follows (in thousands of dollars):

                                          ESTIMATED
                                         USEFUL LIFE             DECEMBER 31,
                                           (YEARS)             2002       2001
         Land                                                $ 18,776   $ 18,776
         Refinery                          20 to 30           751,111    696,114
         Other                              3 to 10            21,548     14,705
                                                             --------   --------
                                                             $791,435   $729,595
                                                             ========   ========

         Approximately $693 million and $682 million of refinery and other equipment assets were being depreciated at December 31, 2002 and 2001, respectively. The remaining property and equipment are land or construction in process. The Company recognized $33.2 million, $31.5 million, and $26.2 million in depreciation expense for the years ended December 31, 2002, 2001 and 2000, respectively.

         In May 2001, the Company entered into a fixed price contract for the construction of a continuous catalytic reforming unit (the "Reformer") for an aggregate cost of approximately $52.2 million. Approximately $33.5 million of the aggregate cost is reflected as a short-term liability at December 31, 2002, with an expected payment date of June 2003.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

5.  PROPERTY AND EQUIPMENT (CONTINUED)

         In May 2001, the Company entered into agreements with its majority equity and note holders to provide a $35 million guarantee of certain of Orion's payment obligations under one or more agreements relating to the construction of the Reformer. The term of the guarantee will be two years, subject to extensions as provided therein.

         In June 2001, lightning caused by Tropical Storm Allison struck a product storage tank owned by Orion, igniting the contents. As of December 31, 2002, the Company had incurred approximately $4.1 million to extinguish the fire and $3.3 million related to the loss of a portion of the product stored in the tank. The Company is currently seeking reimbursement from its insurance carriers for property damage and loss, subject to insurance policy deductibles. The Company included $4.3 million of these costs in cost of sales for the year ended December 31, 2001, representing the $1 million insurance deductible and the $3.3 million product loss. During 2002, the Company received $2.7 million as reimbursement for the loss of product from the third party that finances the Company's purchase of crude. This reimbursement is recorded as deferred revenue as the third party's insurance carrier has filed suit against Orion to pursue their right of subrogation to recover the product loss reimbursement they made to the third party.

         The Company's property and equipment is pledged as collateral for the Company's outstanding debt (see Note 8). In addition, the Reformer is subject to a contractor's lien until the final $35 million (including $1.5 million of interest payable) installment is paid in June 2003, and there are various smaller mechanics' liens on certain property and equipment.

6.  OTHER ASSETS

         The major components of other assets are as follows (in thousands of dollars):

                                                                                 DECEMBER 31,
                                                                               2002        2001
         Debt issue costs, net of accumulated amortization of $22,330
           and $16,541 at December 31, 2002 and 2001, respectively           $ 15,994    $ 14,392
         Contractual rights and licenses, net of accumulated
           amortization of $875 and $525 at December 31, 2002 and
           2001, respectively                                                   2,625       2,975
         Environmental escrows                                                  4,574       4,542
         Deferred turnaround costs, net of accumulated amortization of $3,766 and $10,533 at December 31, 2002 and 2001,
           respectively                                                         9,933       1,900
         Escow for hydrogen purchases                                           1,099       1,000
         Other                                                                    691         940
                                                                             --------    --------
                                                                             $ 34,916    $ 25,749
                                                                             ========    ========

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

7.  ACCRUED LIABILITIES

         The major components of accrued liabilities are as follows (in thousands of dollars):

                                                                                 DECEMBER 31,
                                                                               2002        2001
         Taxes other than income taxes                                       $  5,310    $  5,496
         Payroll and accrued benefits                                           7,595       5,543
         Risk management liability                                              6,646           -
         Reformer liability                                                    33,484           -
         Other                                                                  3,062       3,022
                                                                             --------    --------
                                                                             $ 56,097    $ 14,061
                                                                             ========    ========

8.  LONG-TERM DEBT

         The Company's long-term debt, ranked in order of seniority and aggregated by similar ranking, is as follows (in thousands of dollars):

                                                                                 DECEMBER 31,
                                                                               2002     2001(1)
         13% Senior Secured Notes ("13% Notes")                            $   36,000   $  36,000
         Senior Loan Facility Notes                                            86,268           -
         Second Senior Loan Facility Notes                                     30,000           -
         Senior Secured Bridge Notes                                           20,447           -
         Second Senior Secured Bridge Notes                                    15,237           -
         Third Senior Secured Bridge Notes                                     10,000           -

         15% Senior Secured Notes ("Senior Notes")                            303,478     262,609

         Senior Secured Notes ("Bridge Notes")                                 92,746      81,593
         Series A Senior Secured Bridge Notes ("Series A Notes")               33,058      27,558
         Series B Senior Secured Bridge Notes ("Series B Notes")               32,687      27,155
         10% Working Capital Notes ("Working Capital Notes")                   22,543      20,422

         Senior Secured Guarantee Exchange Notes, net of discount
            ("Guarantee Exchange Notes")                                      242,988     213,886

         Senior Secured Exchange Notes, net of discount
            ("Senior Exchange Notes")                                          44,970      39,758

         Secured Notes, net of discount ("Exchange Notes")                     65,117      58,267
                                                                           ----------   ---------
                                                                            1,035,539     767,248
         Less: current maturities                                            (116,268)        (39)
                                                                           ----------   ---------
                                                                           $  919,271   $ 767,209
                                                                           ==========   =========

         (1) Classification reflects effects of execution of Senior Loan Facility Agreement in February 2002, as discussed below.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

8.  LONG-TERM DEBT (CONTINUED)

         All long-term debt except the 13% Notes (as defined below) are collateralized by substantially all refinery and other assets of Orion. The 13% Notes are collateralized by a tank storage facility.

         13% SENIOR SECURED NOTES ("13% NOTES")

         The 13% Senior Secured Notes ("13% Notes") are collateralized by a mortgage on a tank storage facility. Interest is payable semi-annually on June 15 and December 15. The 13% Notes were due December 15, 2003.

         In February 2002, the maturity date of 13% Notes was extended to December 15, 2006 with a partial principal repayment of $4 million on December 15, 2005.

         SENIOR LOAN FACILITY NOTES

         During the year ended December 31, 2002, the Company entered into a $99 million credit facility with a new third party creditor ("Senior Loan Facility Agreement"). The Senior Loan Facility Agreement ranks senior to all existing debt with the exception of the 13% Notes, which are separately collateralized by the mortgage on the Company's tank storage facilities. The Company received proceeds of $80.7 million in Senior Loan Facility Notes during the year ended December 31, 2002. The Senior Loan Facility Notes bear a floating interest rate based on the Eurodollar Base Rate (2% at December 31, 2002) plus a margin of 7.5% or Prime Rate plus 6.5% per annum. Note all outstanding notes are Eurodollar Base Rate loans at December 31, 2002. The agreement includes a floor on the Eurodollar Base Rate of 3%. The floating interest rate margin increases 1% each month from March 2003 through maturity, from 7.5% to 13.5% at maturity. Interest is payable monthly through additional draws under Tranche E of the Senior Loan Facility Notes. The maturity date is August 31, 2003. The Company is also charged a commitment fee of 0.875% on the unused portion of the facility. The Senior Loan Facility Agreement contains restrictive covenants including the completion of the Reformer construction, requirements for insurance coverage and the incurrence of additional debt and liens.

         SECOND SENIOR LOAN FACILITY NOTES

         During the year ended December 31, 2002, the Company entered into an additional $30 million credit facility with the above third party creditor ("Second Senior Loan Facility Notes"). The Company drew down $30 million of this facility during the year ended December 31, 2002. The notes rank pari passu with the Company's Senior Loan Facility Notes. The notes bear interest at a rate per annum equal to the Eurodollar rate plus the applicable margin of 3.5% per annum. The agreement includes a floor on the Eurodollar Base Rate of 3%. Interest is payable in cash quarterly. The maturity date is the earlier of August 31, 2003 or the date the Senior Loan Facility Agreement is due or has been paid in full. The Company is also charged a commitment fee of 0.375% per annum on the unused portion of the facility.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

8.  LONG-TERM DEBT (CONTINUED)

         SENIOR SECURED BRIDGE NOTES

         During the year ended December 31, 2002, the Company entered into an additional $20 million credit facility, the $20 million Senior Secured Bridge Notes, with existing note holders and drew down the entire $20 million available. The notes bear interest at 10% per annum, payable quarterly beginning November 15, 2002 in cash or through the issuance of additional notes. The notes are subordinate to the Senior Loan Facility and the Second Senior Loan Facility and senior to the Senior Notes, Bridge Notes, Series A Notes, Series B Notes, Working Capital Notes, Guarantee Exchange Notes, Senior Exchange Notes and the Exchange Notes. The maturity date of the Senior Secured Bridge Notes is May 14, 2004.

         SECOND SENIOR SECURED BRIDGE NOTES

         During the year ended December 31, 2002, the Company entered into an additional $15 million credit facility, the $15 million Second Senior Secured Bridge Notes, with existing note holders and drew down the entire $15 million available. The notes bear interest at 15% per annum, payable quarterly beginning November 15, 2002 in cash or through the issuance of additional notes. The notes are subordinate to the Senior Loan Facility and the Second Senior Loan Facility, pari passu to the Senior Secured Bridge Notes and senior to the Senior Notes, Bridge Notes, Series A Notes, Series B Notes, Working Capital Notes, Guarantee Exchange Notes, Senior Exchange Notes and the Exchange Notes. The maturity date of the Second Senior Secured Bridge Notes is May 14, 2004.

         THIRD SENIOR SECURED BRIDGE NOTES

         During the year ended December 31, 2002, the Company entered into an additional $10 million credit facility, the $10 million Third Senior Secured Bridge Notes, with existing note holders and drew down the entire $10 million available. The notes are divided into three series - the $2.5 million Series C Notes, the $5.5 million Series D Notes and the $2.0 million Series E Notes. Series C Notes bear interest at 14.5% per annum, payable quarterly beginning February 15, 2003 in cash or through the issuance of additional notes. Series D Notes bear interest at 15% per annum, payable quarterly beginning February 15, 2003 in cash or through the issuance of additional notes. Series E Notes bear interest at 18% per annum, payable quarterly beginning February 15, 2003 in cash or through the issuance of additional notes. The notes are subordinate to the Senior Loan Facility and the Second Senior Loan Facility, pari passu to the Senior Secured Bridge Notes and Second Senior Secured Bridge Notes, and senior to the Senior Notes, Bridge Notes, Series A Notes, Series B Notes, Working Capital Notes, Guarantee Exchange Notes, Senior Exchange Notes and the Exchange Notes. The maturity date of the Third Senior Secured Bridge Notes is May 14, 2004.

         15% SENIOR SECURED NOTES DUE 2004 ("SENIOR NOTES")

         The 15% Senior Secured Notes due 2004 ("Senior Notes") were issued in December 1999, and rank senior to the Bridge Notes, Series A Notes, Series B Notes, Working Capital Notes, Guaranteed Exchange Notes, Senior Exchange Notes, and Exchange Notes. The Senior Notes were originally due December 1, 2004. Interest is payable in cash semi-annually. The semi-annual interest payment on such notes could be made in the form of additional Senior Notes through December 2001 and in cash thereafter.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

8.  LONG-TERM DEBT (CONTINUED)

         In February 2002, the Company executed a consent and waiver with certain holders to extend the maturity date of substantially all of the Senior Notes outstanding to December 1, 2010, and the election to satisfy the semi-annual interest payments through the issuance of additional Senior Notes was also extended through maturity.

         SENIOR SECURED NOTES DUE 2002 ("BRIDGE NOTES")

         The Senior Secured Notes due 2002 ("Bridge Notes"), are subordinate to the Senior Notes, senior to the Guarantee Exchange Notes, Senior Exchange Notes and Exchange Notes, and rank pari passu with the Series A Notes, Series B Notes, and Working Capital Notes. The Bridge Notes were originally due November 15, 2002. They bear interest at 10% through November 2001 and 14% thereafter. Interest is payable quarterly, and may be made in the form of additional Bridge Notes through November 2001.

         In February 2002, the Company executed a consent and waiver to extend the maturity date of the Bridge Notes to June 10, 2010, and the election to satisfy the quarterly interest payments through the issuance of additional Bridge Notes was also extended through maturity.

         SERIES A SENIOR SECURED BRIDGE NOTES ("SERIES A NOTES")

         During the year ended December 31, 2000, Orion issued $20 million in Series A Senior Secured Bridge Notes ("Series A Notes"). The Series A Notes were originally due June 14, 2002. Interest is payable quarterly commencing on August 15, 2000 at an initial rate of 10% per annum through September 13, 2000, with the interest rate increasing 1% every three months thereafter. Interest may be payable in kind by the issuance of additional Series A Notes. The Series A Notes are redeemable at 103% of the face amount on or prior to September 14, 2000, with the redemption price increasing to 120% by maturity.

         In February 2002, the maturity date of the Series A Notes was extended to June 1, 2010. Interest is payable quarterly at a rate of 17% through maturity and may be payable in kind by the issuance of additional Series A Notes. The redemption premium of the Series A Notes is 120% through maturity.

         SERIES B SENIOR SECURED BRIDGE NOTES ("SERIES B NOTES")

         During the year ended December 31, 2000, the Company executed agreements to issue $20.4 million in Series B Senior Secured Bridge Notes ("Series B Notes"). The Series B Notes were originally due June 14, 2002. Terms of the Series B Notes are similar to those of the Series A Notes.

         In February 2002, the maturity date of $27.1 million of total Series B Notes outstanding was extended to June 1, 2010. Interest is payable quarterly at a rate of 17% through maturity and may be payable in kind by the issuance of additional Series B Notes. The redemption premium of the Series B Notes is 120% through maturity.

         10% WORKING CAPITAL NOTES ("WORKING CAPITAL NOTES")

         During the year ended December 31, 2001, the Company issued $20.4 million in 10% Working Capital Notes ("Working Capital Notes"). The Working Capital Notes were originally due May 23, 2003. The Working Capital Notes bear interest at 10% per annum, which is due quarterly and may be paid in kind through the issuance of additional Working Capital Notes through November 2002.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

8.  LONG-TERM DEBT (CONTINUED)

         In February 2002, the maturity date of substantially all of the total Working Capital Notes outstanding was extended to May 23, 2010, and the election to satisfy the quarterly interest payments through the issuance of additional Working Capital Notes was also extended through maturity.

         SENIOR SECURED GUARANTEE EXCHANGE NOTES ("GUARANTEE EXCHANGE NOTES")

         During the year ended December 31, 2001, the Company exchanged $201.1 million, net of a $3.3 million discount, of Senior Exchange Notes for Senior Secured Guarantee Exchange Notes ("Guarantee Exchange Notes"). This exchange was executed in conjunction with the note holders agreeing to issue guarantees related to the Reformer construction as described in Note 5. The Guarantee Exchange Notes were originally due November 15, 2009. The Guarantee Exchange Notes are subordinate to the Senior Notes, Bridge Notes, Series A Notes, Series B Notes and Working Capital Notes, and are senior to the Senior Exchange Notes and Exchange Notes. The Guarantee Exchange Notes bear interest at 10% per annum through November 2003 and 14% thereafter. Interest is payable semi-annually and may be paid in kind through the issuance of additional Guarantee Exchange Notes through November 2003.

         In February 2002, the maturity date of the Guarantee Exchange Notes was extended to November 15, 2010. The election to satisfy semi-annual interest payments through the issuance of additional Guarantee Exchange Notes was also extended through maturity.

         SENIOR SECURED EXCHANGE NOTES DUE 2004 ("SENIOR EXCHANGE NOTES")

         During the year ended December 31, 2000, the Company exchanged $217.5 million, net of a $4.7 million discount, of Exchange Notes for Senior Secured Exchange Notes due 2004 ("Senior Exchange Notes") in conjunction with the issuance of the Series A and Series B Notes. The Senior Exchange Notes, originally due November 15, 2004, are subordinate to the Senior Notes, Bridge Notes, Series A Notes, Series B Notes, Working Capital Notes, and Guarantee Exchange Notes, and are senior to the Exchange Notes. The Senior Exchange Notes bear interest at 10% per annum through November 2003 and 14% thereafter. Interest is payable semi-annually and can be paid in kind through November 2003.

         In February 2002, the maturity date of $35.4 million of the total of Senior Exchange Notes outstanding was extended to November 15, 2010, and the election to satisfy the semi-annual interest payments through the issuance of additional Senior Exchange Notes was also extended through maturity.

         SECURED NOTES DUE 2004 ("EXCHANGE NOTES")

         The Secured Notes due 2004 ("Exchange Notes") had an aggregate principal amount of $254.2 million and were recorded net of a discount of $6.3 million at December 31, 2000. The Exchange Notes were originally due November 15, 2004. The Exchange Notes are subordinate to all existing debt. The Exchange Notes bear interest at 10% per annum through November 2003 and 14% thereafter. Interest is payable semi-annually and can be paid in kind through November 2003. During the year ended December 31, 2000, $217.5 million of these notes were exchanged for Senior Exchange Notes as previously described.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

8.  LONG-TERM DEBT (CONTINUED)

         In February 2002, the maturity date of $10.4 million of the total of Exchange Notes outstanding was extended to November 15, 2010, and the election to satisfy the semi-annual interest payments through the issuance of additional Exchange Notes was also extended through maturity.

         RESTRICTIVE COVENANTS

         The indentures governing the 13% Senior Secured Notes, Senior Notes, Bridge Notes, Series A Notes, Series B Notes, Working Capital Notes, Guarantee Exchange Notes, Senior Exchange Notes, and Exchange Notes contain certain restrictive covenants and events of default, including among others, limitations on the incurrence of additional debt, granting of additional liens and disposal of significant assets. As of December 31, 2002, Orion was not in compliance with covenants related to the timely payment of property taxes and the timely completion of the Reformer. The Company obtained waivers from the lenders for these events of non-compliance. Although Orion expects to remain in compliance with the covenants through at least December 31, 2003, in the event it cannot comply with the covenants and the lenders do not waive any event of default, all or a portion of its long-term debt could become callable by the lenders which would have a material adverse effect on the financial position of Orion.

         All of Orion's debt is privately placed and quoted market prices are not available.

         The unamortized discount relating to the Guarantee Exchange Notes, Senior Exchange Notes and Exchange Notes was approximately $3,912,000 and $4,402,000 as of December 31, 2002 and 2001, respectively.

         Aggregate scheduled maturities of long-term debt are as follows (in thousands):

         2003                    $  116,268
         2004                       104,013
         2005                         4,000
         2006                        32,000
         2007                             -
         Thereafter                 779,258
                                 ----------
                                 $1,035,539
                                 ==========

         Maturities of 2004 above reflect the approximately $4.9 million of the Senior Exchange Notes and $53.4 million of the Exchange Notes that did not elect to extend maturities from 2004 to 2010.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

9.  INCOME TAXES

         Deferred tax assets consist of the following (in thousands of dollars):

                                                                                 DECEMBER 31,
                                                                               2002        2001
         Deferred tax assets:
           Difference in basis of assets                                   $  220,375   $  346,073
           Federal and state net operating loss carryforwards                 302,607      160,550
           Difference for basis in inventory                                    9,993        6,313
           Other                                                                   47           25
                                                                           ----------   ----------
             Gross deferred tax assets                                        533,022      512,961
         Less valuation allowance                                            (533,022)    (512,961)
                                                                           ----------   ----------
         Net deferred tax assets                                           $        -   $        -
                                                                           ==========   ==========

         The income tax benefit includes the following (in thousands of dollars):

                                                                                  YEARS ENDED DECEMBER 31,
                                                                               2002        2001           2000
         Federal:
           Current                                                         $        -   $        -     $        -
           Deferred                                                                 -            -              -
                                                                           ----------   ----------     ----------
                                                                           $        -   $        -     $        -
                                                                           ==========   ==========     ==========

         Total income taxes were different than the amount computed by applying the statutory federal income tax rate as follows (in thousands of dollars):

                                                                         YEARS ENDED DECEMBER 31,
                                                                      2002        2001           2000
         Statutory federal income tax rate                                 35%         35%            35%
                                                                  -----------  ----------     ----------
         Expected federal income tax                              $  (100,091) $  (52,084)    $  (45,740)
         State tax                                                    (11,434)    (11,898)        (3,920)
         Valuation allowance                                          111,525      63,982         49,660
                                                                  -----------  ----------     ----------
         Total income tax expense                                 $         -  $        -     $        -
                                                                  ===========  ==========     ==========

         As of December 31, 2002, Orion has incurred approximately $776 million of regular tax net operating losses for federal income tax purposes. Of such tax net operating losses, $35 million generally expire in 2019, $130 million in 2020, $174 million in 2021, $278 million in 2022, and $159 million in 2023. It is expected that the 1999 Recapitalization will constitute a change of control under Internal Revenue Code Section 382 that will limit Orion's ability to utilize the loss carryforwards incurred prior to December 10, 1999. As a result, if Orion generates taxable income, such net operating losses may not be fully recoverable. Due to recurring losses and Internal Revenue Code Section 382, a full valuation allowance has been recorded for the years ended December 31, 2002, 2001 and 2000.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

10. SUPPLEMENTAL CASH FLOW INFORMATION

         The following information reflects cash paid by the Company for interest and noncash investing and financing activities (in thousands of dollars):

                                                                                  YEARS ENDED DECEMBER 31,
                                                                               2002        2001           2000
         Interest paid, net of amounts capitalized                         $   5,665    $   8,140      $   1,687
         Product financing fees and interest paid                              6,910       11,132          7,127
         Noncash financing and investing activities:
           Accounts payable and accrued liabilities for
             property and equipment                                          (14,614)     (20,122)       (10,257)
           Change in product financing arrangement                            78,543       15,210         96,948
           Preferred Stock to C-1 and C-2 preferred stock                          -            -            455
           Increase in long-term debt from interest paid in kind             112,239       89,384         65,859

         During the twelve months ended December 31, 2002, 2001 and 2000, $0 million, $0 million, and $18.2 million, respectively, of interest paid in kind was capitalized.

11. COMMITMENTS AND CONTINGENCIES

         GENERAL

         The Company is a named defendant in ordinary course, routine litigation incidental to its business. Although the outcome of such lawsuits cannot be predicted with certainty, the Company does not expect such matters to have a material adverse effect on its financial position, results of operations, or cash flow.

         ENVIRONMENTAL MATTERS

         Compliance Matters. Operators of refineries are subject to federal, state and local laws, regulations and ordinances ("Pollution Control Laws"), which regulate activities such as discharges to air and water and the handling and disposal of solid and hazardous wastes. Such laws may require substantial capital expenditures to ensure compliance and impose material civil and criminal penalties and other sanctions for failure to comply. In general, during the process of construction and start-up of the refinery, Orion has sought to comply with Pollution Control Laws, including cooperating, as appropriate, with regulatory authorities in an effort to ensure compliance and mitigate the risk of enforcement action. There can be no assurance that Pollution Control Laws which may be enacted in the future, as well as enforcement of existing Pollution Control Laws, would not require Orion to make material additional capital expenditures in order to comply with such laws and regulations or result in liabilities that could have a material adverse effect on Orion's future financial position, results of operations or cash flow.

         Requirements Under the Federal Clean Air Act. The Federal Clean Air Act requires certain owners or operators of facilities with air emissions to obtain permits before beginning construction or modification of their facilities. Under Title V of the Clean Air Act, states are required to implement an operating permit program that codifies all federally enforceable limitations that are applicable to a particular source. The U.S. Environmental Protection Agency (the "EPA") has approved Louisiana's operating permit program. Orion received its Title V permit in January 2002.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

         The EPA has adopted new, lower sulfur limits for motor fuels that the Company is not presently configured to meet. Some of the improvements that would be implemented to comply with the baseline requirements (or exemption conditions) would assist Orion in complying with the new, proposed sulfur restrictions, but significant additional desulfurization equipment would be needed to comply with the limits as proposed. The timing and final form of these requirements cannot presently be known, but could require material additional investments as soon as 2004.

         Requirements Under the Federal Clean Water Act. The Federal Clean Water Act regulates the discharge of industrial wastewater and stormwater into waters of the United States through the use of discharge permits. Orion's predecessor's pollution discharge permit expired in 1992; Orion's predecessor submitted a permit renewal application to the LDEQ, which administers the Clean Water Act program in Louisiana, 180 days prior to the expiration date. This allowed it to continue to operate under the old permit beyond its original expiration date. Orion has identified engineering, design and process changes to its wastewater discharge and treatment system and has submitted amendments to its permit application to reflect these changes. The LDEQ may include more stringent discharge limitations in the new permit or request certain changes in processes at the Company that may require additional expenditures that could have a material adverse effect on Orion's financial position, results of operations or cash flow.

         Cleanup Matters. The Company is subject to federal, state and local laws, regulations and ordinances that impose liability for the costs of cleanup related to, and certain damages resulting from, past spills, disposals or other releases of hazardous substances and govern the use, storage, handling and disposal of such substances. The Company's operations generate, and in the past have generated, hazardous substances. Over the past several years, Orion's predecessor has been, and to a limited extent Orion continues to be, engaged in environmental cleanup or remedial work relating to or arising out of operations or activities at the refinery. In addition, Orion has been engaged in upgrading its solid waste facilities, including the closure of several old waste management sites. Orion's predecessor, under a voluntary initiative approved by the LDEQ, submitted a work plan to the LDEQ to determine which areas at the refinery may require further investigation and remediation. Based on the work plan, Orion has conducted additional investigations and has submitted a final investigation work plan to the LDEQ. That plan received agency approval. A remedial action plan will then be submitted to the LDEQ describing any proposed remedial activities. Based on currently available information, Orion believes that those activities will not have a material adverse effect on Orion's financial position, results of operations or cash flow. However, because the remedial action plan has not yet been approved, there can be no assurance that further required investigation or remediation will not have such an effect.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

         Orion's predecessor was identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination from hazardous substances at three off-site locations to which it has been alleged that the Company sent hazardous substances in the past. Courts have interpreted CERCLA to impose strict, joint and several liability upon all responsible parties. As a practical matter, however, the costs of cleanup typically are allocated among the parties according to a volumetric or other standard. Based on the available information, it appears that the Company's liability at the identified Superfund sites will not be material. A number of states have laws similar to Superfund, pursuant to which cleanup obligations, or the costs thereof, also may be imposed. At one Superfund site, Orion has submitted information to the EPA indicating that it should have no liability for this matter. With respect to the remaining two sites, Orion's liability for each such matter has not been determined. Orion anticipates that it may incur costs related to the cleanup at each such site; however Orion believes that its ultimate environmental liabilities will not be significant. This determination is based in part on review of the data available to Orion regarding the basis of Orion's alleged liability at each site. Depending on the circumstances of the particular Superfund site, other factors may be analyzed, including, for example, the relationship of the Company to each such site, the volume of wastes the Company is alleged to have contributed to each such site in comparison to other responsible parties (without giving effect to the ability of any other responsible parties to contribute to or pay for any liabilities incurred) and the range of likely cleanup costs at each such site. However, it is not possible at this time to determine the ultimate environmental liabilities, if any, that may arise from the matters discussed above.

         In September 1997, Orion's predecessor purchased a tank storage facility adjacent to the refinery. Environmental investigations conducted by the previous owner of the facilities indicated soil and groundwater contamination in several areas on the property. As a result, the former owner submitted to the LDEQ plans for the remediation of significant contamination in such areas. Orion has analyzed these investigations and has incorporated these areas into its ongoing work at the refinery. Orion's predecessor agreed to indemnify the seller for all cleanup costs and certain other damages resulting from contamination of the property and created a $5 million escrow account to fund required remediation costs and indemnification claims by the seller. As of December 31, 2002, the escrow account contains $4.3 million and the related liability was $1.6 million. Based on the Company's investigations to date, Orion believes that the amount in escrow should be sufficient to fund the remediation costs associated with identified contamination. However, because the LDEQ has not yet approved certain of the remediation plans or issued closure letters for completed remediation efforts, there can be no assurance that such matters will not have a material adverse effect on Orion's financial position, results of operations or cash flow.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

         In February 2001, the LDEQ conducted an investigation of Orion's facilities. The LDEQ also conducted a follow-up investigation in February 2002. In April 2002, the Company was served with a Consolidated Compliance Order and Notice of Potential Penalty by the LDEQ. The Compliance Order alleges violations of rules and regulations regarding hazardous waste, the Company's air permits and LDEQ/EPA air quality regulations, and the Company's water discharge permit. The LDEQ issued a further Compliance Order and Notice of Potential Penalty covering the 2002 audit dated August 29, 2002. These matters are addressed in and will be resolved by the comprehensive Settlement Agreement discussed below.

         Orion has received two requests for information from the EPA in the form of Clean Air Act Section 114 Information Requests. Orion has complied with those information requests, and the EPA issued findings based on Orion's response to their requests. The comprehensive Settlement Agreement discussed below will also address these issues.

         Further, the EPA issued a Notice and Finding of Violation to Orion in July 2002, alleging possible violations under the Federal Clean Air Act. The EPA has indicated to Orion that it does not intend to take any action against Orion regarding the NOV assuming the Settlement Agreement is implemented.

         During September 2002, Orion entered into a comprehensive Settlement Agreement with the LDEQ. The Settlement Agreement encompassed a variety of issues as described above, including the LDEQ enforcement orders and EPA findings. The Settlement Agreement calls for Orion to make a monetary payment of $1 million, perform beneficial environmental projects of $2 million and further commits Orion to install new pollution control technology and make other improvements to the facility through 2008. The Settlement Agreement is subject to concurrence by the Louisiana Attorney General before it is deemed final. Orion has included the $1 million penalty in General and administrative expenses for the year ended December 31, 2002.

         In March 2002 the Concerned Citizens of New Sarpy, a group of households with residences on Orion's fence line, filed a class-action lawsuit against Orion alleging violations of the Clean Air Act. Orion offered to settle the lawsuit on July 18, 2002 by giving the 180 households of the Concerned Citizens of New Sarpy a choice between $25,000 in home improvement loans forgivable over five years or $15,000 per household spread over five years. The majority of the citizens have accepted Orion's offer, and the Company is currently negotiating the details of the settlement. Orion has recorded an accrual of $3.3 million as of December 31, 2002 for the anticipated settlement costs, of which $2.0 million is recorded as long-term.

         A third party's insurance carrier has filed suit against Orion to pursue their right of subrogation to recover the product loss reimbursement they made to the third party. See the second to last paragraph in Note 5 that further discusses this item.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

11. COMMITMENTS AND CONTINGENCIES (CONTINUED)

         OPERATING LEASES

         The Company has long-term leases covering certain property and equipment. Rental expense was approximately $2.7 million, $3.2 million and $1.5 million for the years ended December 31, 2002, 2001 and 2000, respectively. Future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 2002, are as follows (in thousands of dollars):

         2003            $239
         2004             110
                         ----
                         $349
                         ====

12. RELATED PARTY TRANSACTIONS

         MAJORITY EQUITY HOLDER

         During the year ended December 31, 2002, a division of Credit Suisse First Boston ("CSFB") exercised warrants to purchase a majority of the common stock from the Company. As a result of this transaction, CSFB owned 95% (4,721,956 shares) of the outstanding common stock of the Company as of December 31, 2002. CSFB is entitled, in accordance with the Company's Shareholder's Agreement as majority equity holder, to appoint two of the Company's five directors.

         CSFB participated in the 2002 credit facilities offered to Orion as follows:

              Senior Secured Bridge Notes - $10 million original funding
              Second Senior Secured Bridge Notes - $7.5 million original funding Third Senior Secured Bridge Notes - $5.0 million original funding

         CSFB participated in the 2001 credit facilities offered to Orion as follows:

              Working Capital Notes - $16.8 million original funding

         CSFB participated in the 2000 credit facilities offered to Orion as follows:

              Senior Notes - $50 million original funding
              Series B Notes - $5.7 million original funding

         Included in the financial statements at December 31, 2002 and 2001 is approximately $238.0 million and $187.3 million of related party debt, respectively, held by CSFB through participation in the Senior Secured Bridge Notes, the Second Senior Secured Bridge Notes, the Third Senior Secured Bridge Notes, the Senior Notes, the Bridge Notes, the Series B Notes, the Working Capital Notes and the Guarantee Exchange Notes.

         Interest expense in the statement of operations for the years ended December 31, 2002, 2001 and 2000 included related party interest expense attributable to CSFB of approximately $28.8 million, $23.6 million and $17.7 million, respectively.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

12. RELATED PARTY TRANSACTIONS (CONTINUED)

         As described in Note 4, Orion's majority equity holders agreed to provide a $20 million guarantee and an additional $13 million guarantee of certain of Orion's payment obligations under the product financing agreement. Of the original $20 million guarantee, CSFB has guaranteed $13.3 million. In addition, CSFB has guaranteed $3.7 million of Orion's obligations under the Senior Loan Facility Notes and $15 million of Orion's obligations under the Second Senior Loan Facility Notes. CSFB has also pledged its common stock in Orion as collateral for the Senior Loan Facility Notes. There are no outstanding balances under these guarantee agreements.

         DIRECTORS

         In accordance with the Company's Shareholder's Agreement, TCW Funds is entitled to appoint two of the Company's five directors. In addition, TCW Funds holds 86,224 shares of common stock and warrants to purchase 1,844,127 shares of common stock as of December 31, 2002.

         TCW Funds participated in the 2002 credit facilities offered to Orion as follows:

              Senior Secured Bridge Notes - $5.0 million original funding
              Second Senior Secured Bridge Notes - $3.8 million original funding Third Senior Secured Bridge Notes - $2.5 million original funding

         TCW Funds participated in the 2000 credit facilities offered to Orion as follows:

              Series A Notes - $10 million original funding

         Included in the financial statements at December 31, 2002 and 2001 is approximately $325.7 million and $274.1 of related party debt, respectively, held by TCW Funds through participation in the Senior Secured Bridge Notes, the Second Senior Secured Bridge Notes, the Third Senior Secured Bridge Notes, the Senior Notes, the Bridge Notes, the Series A Notes, and the Guarantee Exchange Notes.

         Interest expense in the statement of operations for the years ended December 31, 2002, 2001 and 2000 included related party interest expense attributable to TCW Funds of approximately $41.2 million, $34.6 million and $27.8 million, respectively.

         As described in Note 4, Orion's majority equity holders agreed to provide a $20 million guarantee and an additional $13 million guarantee of certain of Orion's payment obligations under the product financing agreement. Of the original $20 million and the additional $13 million guarantee, TCW Funds has guaranteed $3.5 million and $6.5 million, respectively. There are no outstanding balances under these guarantee agreements.

         As described in Note 5, Orion's majority equity and note holders agreed to provide a $35 million guarantee of certain of Orion's payment obligations relating to the Reformer construction. Of this $35 million guarantee, TCW Funds has guaranteed $9 million. There is no outstanding balance under this guarantee agreement.

         In accordance with the Company's Shareholder's Agreement, Jefferies is entitled to appoint one of the Company's five directors. In addition, Jefferies holds 56,966 shares of common stock and warrants to purchase 1,061,447 shares of common stock as of December 31, 2002.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

12. RELATED PARTY TRANSACTIONS (CONTINUED)

         Jefferies participated in the 2002 credit facilities offered to Orion as follows:

              Senior Secured Bridge Notes - $2.5 million original funding
              Second Senior Secured Bridge Notes - $1.9 million original funding Third Senior Secured Bridge Notes - $1.3 million original funding

         Jefferies participated in the 2000 credit facilities offered to Orion as follows:

              Series A Notes - $10 million original funding

         Included in the financial statements at December 31, 2002 and 2001 is approximately $112.1 million and $92.5 million of related party debt, respectively, held by Jefferies through participation in the Senior Secured Bridge Notes, the Second Senior Secured Bridge Notes, the Third Senior Secured Bridge Notes, the Senior Notes, the Series A Notes, the Guarantee Exchange Notes and the Exchange Notes.

         Interest expense in the statement of operations for the years ended December 31, 2002, 2001 and 2000 included related party interest expense attributable to Jefferies of approximately $8.8 million, $12.6 million and $9.3 million, respectively.

         As described in Note 4, Orion's majority equity holders agreed to provide a $20 million guarantee and an additional $13 million guarantee of certain of Orion's payment obligations under the product financing agreement. Of the additional $13 million guarantee, Jefferies has guaranteed $3.3 million. There are no outstanding balances under these guarantee agreements.

         As described in Note 5, Orion's majority equity and note holders agreed to provide a $35 million guarantee of certain of Orion's payment obligations relating to the Reformer construction. Of this $35 million guarantee, Jefferies has guaranteed $11.7 million. In addition, Jefferies has guaranteed $2.8 million of Orion's obligations under the Senior Loan Facility Notes and $11.3 million of Orion's obligations under the Second Senior Loan Facility Notes. There are no outstanding balances under these guarantee agreements.

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         The Company maintains a commodity-price risk-management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations caused by commodity-price volatility. Price fluctuations in crude oil market values cause the Company to be exposed to price risks. The Company uses swaps, options, and commodity crack spreads to manage these risks.

         By using derivative financial instruments to manage exposures to changes in commodity prices, the Company exposes itself to additional credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates the repayment risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and therefore, it does not possess repayment risk. The Company minimizes the credit (or repayment) risk in derivative instruments by only entering into transactions with one third party who has a high credit rating and who also finances the Company's product inventory purchases as discussed in Note 4.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

13. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (CONTINUED)

         Market risk is the adverse effect on the value of a financial instrument that results from a change in commodity prices. The market risk associated with commodity-price contracts is managed by the establishment and monitoring of parameters that limit the types or degree of market risk that may be undertaken.

         For the year ended December 31, 2002, the Company recognized a loss of $3.6 million and $2.4 million relating to unrealized product derivatives and crude derivatives in Product sales and Cost of products sold, respectively. For the year ended December 31, 2001, the Company recognized a loss of $1.2 million relating to unrealized crude derivatives in Cost of products sold. The notional quantities outstanding relating to the derivatives are as follows at December 31, 2002 and 2001:

                                         BARRELS,
                                       DECEMBER 31,
         DERIVATIVES                  2002      2001
           Product                 6,440,000  3,150,000
           Crude                   2,369,000  3,625,000

14. SUBSEQUENT EVENTS

         ADDITIONAL DEBT

         Subsequent to December 31, 2002, the Company entered into an additional $20 million credit facility with existing noteholders, the Series 2003A Notes due 2004. The Series 2003A Notes bear interest at a rate of 12.5% per annum, payable quarterly beginning May 15, 2003 in cash or additional Series 2003A Notes. The maturity date of the Series 2003A Notes is May 15, 2004. The Company drew down the entire $20 million available under this facility.

         In addition, the Company entered into an additional $20 million credit facility with existing noteholders, the Series 2003B Notes due 2004, subsequent to December 31, 2002. The Series 2003B Notes bear interest initially at a rate of 12.5% per annum, increasing each month at a rate of 1% per annum until it reaches the rate of 18.5% per annum, payable quarterly beginning May 15, 2003 in cash or additional Series 2003B Notes. The maturity date of the Series 2003B Notes is May 15, 2004. The Company drew down the entire $20 million available under this facility.

         COKER FIRE

         On January 29, 2003, fire broke out in the Refinery's coker unit, resulting in suspended operations in the entire West Plant, including the recently completed Reformer. The majority of the West Plant operations resumed late in first quarter 2003, with the coker unit expected to resume operations in the second quarter of fiscal year 2003. Orion maintains insurance coverage for such incidents, with a $5 million deductible in place for its property damage policy and a minimum requirement of sixty days of suspended operations for its business interruption insurance policy.

ORION REFINING CORPORATION

NOTES TO FINANCIAL STATEMENTS

14. SUBSEQUENT EVENTS (CONTINUED)

         POTENTIAL SALE

         Subsequent to year-end, the Company signed a letter of intent to sell substantially all of the Company's assets to a third party (together with the Company, the "parties"). In connection with the potential transaction, the Company may file for protection under the U.S. Bankruptcy Code promptly after all of the terms of the definitive purchase and sale agreement have been determined by the parties, but prior to execution of such agreement.

         REFORMER LICENSE

         On April 28, 2003, the Company received a letter of termination of the Reformer platformer process license from the third party issuing the license due to nonpayment of royalties. On the same day, a temporary restraining order was granted ordering the Company to cease using the third party's Reformer platformer process and any equipment or facilities utilizing the Reformer platformer process. The Company subsequently entered into a forbearance agreement with the third party, whereby the third party agreed to forbear any enforcement action against the Company for the Company's ongoing use of the Reformer platformer process license in violation of the temporary restraining order until the hearing on the preliminary injunction is concluded. The hearing on the preliminary injunction has been set for May 15, 2003. As a result of the hearing, the Company could be ordered to cease operating the Reformer should the injunction be granted. The Company believes the license was not validly terminated and will contest any efforts by the third party to shut down the unit.

                           ORION REFINING CORPORATION
                                 BALANCE SHEETS
                    (THOUSANDS OF DOLLARS, EXCEPT PAR VALUE)


                                                                             MARCH 31,       DECEMBER 31,
                                                                               2003             2002
                                                                               ----             ----
                                                                            (UNAUDITED)
                                    ASSETS

Current assets:
   Cash and cash equivalents............................................    $     7,054     $       1,511
   Accounts receivable, net of allowance for doubtful
     accounts of $821 at 2003 and 2002..................................         16,610             4,179
   Inventories..........................................................        108,101           158,329
   Prepaid expenses and other...........................................         16,094             6,341
                                                                            -----------     -------------
       Total current assets.............................................        147,859           170,360
                                                                            -----------     -------------

Property and equipment..................................................        792,645           791,435
Less: accumulated depreciation and amortization.........................        183,763           175,585
                                                                            -----------     -------------
       Property and equipment, net......................................        608,882           615,850
                                                                            -----------     -------------

Other assets, net.......................................................         43,154            34,916
                                                                            -----------     -------------
       Total assets.....................................................    $   799,895     $     821,126
                                                                            ===========     =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable.....................................................    $    74,509     $      48,038
   Product financing agreements.........................................        158,656           165,761
   Accrued liabilities..................................................         93,907            70,544
   Current maturities of long-term debt.................................        118,618           116,268
                                                                            -----------     -------------
       Total current liabilities........................................        445,690           400,611

Long-term debt, less current maturities.................................        962,386           919,271
Other liabilities.......................................................          4,011             4,078
                                                                            -----------     -------------

       Total liabilities................................................      1,412,087         1,323,960
                                                                            -----------     -------------
Commitments and contingencies (Note 8)

Stockholders' equity (deficit):
   Common stock, $.0000001 par value; 10,000,000 shares
     authorized; 4,964,974 shares issued and
     outstanding at 2003 and 2002.......................................              -                 -
   Additional paid-in capital...........................................      1,709,036         1,709,036
   Accumulated deficit..................................................     (2,321,228)       (2,211,870)
                                                                            -----------     -------------
       Total stockholders' equity (deficit).............................       (612,192)         (502,834)
                                                                           ------------     -------------
       Total liabilities and stockholders' equity (deficit).............    $   799,895     $     821,126
                                                                            ===========     =============

                The accompanying notes are an integral part of the financial statements.

                           ORION REFINING CORPORATION
                            STATEMENTS OF OPERATIONS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                                                                           FOR THE THREE MONTHS
                                                                                              ENDED MARCH 31
                                                                                              --------------
                                                                                           2003            2002
                                                                                           ----            ----
Operating revenues.................................................................     $  607,926       $ 370,036
                                                                                        ----------       ---------

Costs and expenses:
   Cost of products sold and operating expenses....................................        658,282         359,116
   Depreciation....................................................................          8,178           7,920
   General and administrative......................................................          9,151           7,064
   Taxes other than income taxes...................................................          1,634           1,032
                                                                                        ----------       ---------
      Total costs and expenses.....................................................        677,245         375,132
                                                                                        ----------       ---------

Operating loss.....................................................................        (69,319)         (5,096)
                                                                                        ----------       ---------
Other income (expense):
   Interest income.................................................................             31              15
   Interest expense................................................................        (40,685)        (31,433)
   Interest capitalized............................................................            510             556
   Other income....................................................................            105              15
                                                                                        ----------       ---------
      Total other expense, net.....................................................        (40,039)        (30,847)
                                                                                        ----------       ---------

      Net loss.....................................................................     $ (109,358)      $ (35,943)
                                                                                        ==========       =========

                     The accompanying notes are an integral part of the financial statements.

                           ORION REFINING CORPORATION
                            STATEMENTS OF CASH FLOWS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                                                                           FOR THE THREE MONTHS
                                                                                              ENDED MARCH 31
                                                                                              --------------
                                                                                           2003            2002
                                                                                           ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss........................................................................     $ (109,358)      $ (35,943)
   Adjustments to reconcile net loss to net cash used in
       operating activities:
     Depreciation..................................................................          8,178           7,920
     Amortization of discount on long-term debt....................................            372             156
     Amortization of debt issue cost...............................................          1,335           1,503
     Interest paid-in-kind.........................................................          8,605           5,910
   Changes in assets and liabilities:
     Accounts receivable...........................................................        (12,431)            445
     Inventories (excluding product financing agreements)..........................         43,123          (4,775)
     Prepaid expenses and other assets.............................................        (17,994)        (11,092)
     Accounts payable..............................................................         27,992           1,828
     Accrued liabilities...........................................................         25,713          21,129
     Other liabilities and other...................................................           (557)          1,018
                                                                                        ----------       ---------
       Net cash used in operating activities.......................................        (25,022)        (11,901)
                                                                                        ----------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures............................................................         (2,731)         (5,206)
   Other...........................................................................              -              25
                                                                                        ----------       ---------
       Net cash used in investing activities.......................................         (2,731)         (5,181)
                                                                                        ----------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of long-term debt......................................................         35,000          37,742
   Debt issue costs................................................................         (1,704)         (6,498)
   Other...........................................................................              -             (17)
                                                                                        ----------       ---------
       Net cash provided by financing activities...................................         33,296          31,227
                                                                                        ----------       ---------

Increase in cash and cash equivalents..............................................          5,543          14,145
                                                                                        ----------       ---------
Cash and cash equivalents, beginning of period.....................................          1,511           3,142
                                                                                        ----------       ---------
Cash and cash equivalents, end of period...........................................     $    7,054       $  17,287
                                                                                        ==========       =========

                   The accompanying notes are an integral part of the financial statements.

                           ORION REFINING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.       GENERAL

BUSINESS

Orion Refining Corporation ("Orion" or the "Company") owns and operates a petroleum refinery located along the Mississippi River, approximately 20 miles from New Orleans, Louisiana.

BASIS OF PRESENTATION

These unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and notes required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. The balance sheet as of December 31, 2002 has been derived from the audited financial statements as of that date.

For further information, refer to the Company's financial statements and notes thereto for the year ended December 31, 2002. Unless otherwise noted, all capitalized terms used herein, but not otherwise defined, are defined in the Company's 2002 financial statements.

COKER FIRE

On January 29, 2003, a fire broke out in the refinery's coker unit, resulting in suspended operations in the entire West Plant. The majority of the West Plant operations resumed late in the first quarter of 2003, with the coker unit expected to resume operations in the second quarter of 2003. Orion maintains insurance coverage for such incidents, with a $5 million deductible in place for its property damage policy and a minimum requirement of sixty days of suspended operations for its business interruption insurance policy.

2.       ACCOUNTING PRONOUNCEMENTS

FASB STATEMENT NO. 143

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement No. 143, "Accounting for Asset Retirement Obligations." This statement established financial accounting and reporting standards for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The provisions of this statement apply to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees.

Effective January 1, 2003, Orion adopted Statement No. 143 and determined that an asset retirement obligation exists related to certain of its refinery assets. However, the fair value of the asset retirement obligation associated with these refinery assets cannot be reasonably estimated since the settlement dates are indeterminate; therefore, no obligation was recorded for these refinery assets.

FASB INTERPRETATION NO. 45

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. These disclosure requirements were effective for financial statements of interim and annual periods ending after December 15, 2002. FIN 45 also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Since Orion has not entered into or modified any guarantees that are subject to FIN 45 since December 31, 2002, there was no impact on Orion's financial position or results of operations as a result of adopting FIN 45.

                           ORION REFINING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

FASB INTERPRETATION NO. 46

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities," which requires an enterprise to consolidate a variable interest entity (VIE) if the enterprise is the primary beneficiary of the VIE. FIN 46 applies immediately to VIEs created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003 to VIEs in which an enterprise holds a variable interest created before February 1, 2003. FIN 46 may be applied prospectively with a cumulative effect adjustment as of the date on which it is first adopted or by restating previously issued financial statements for one or more years with a cumulative effect adjustment as of the beginning of the first year restated. At March 31, 2003, Orion was in the process of determining the effect of adoption on July 1, 2003.

FASB STATEMENT NO. 149

In April 2003, the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." The provisions of Statement No. 149:

     - clarify the circumstances under which a contract with an initial net investment meets the characteristic of a derivative,

     -   clarify when a derivative contains a financing component,

     - amend the definition of an underlying (for example, a specified interest rate, security price, commodity price, foreign exchange rate, etc.) to conform it to language used in FIN 45 and

     -   amend certain other existing pronouncements.

Statement No. 149 is effective for contracts entered into or modified after June 30, 2003. Due to the Company's bankruptcy filing in May 2003 as discussed in
Note 3, the Company will not be affected by this statement as no new contracts are expected to be entered into or modified after June 30, 2003.

3.       LIQUIDITY

Orion has a working capital deficit at March 31, 2003 and has incurred losses and negative cash flows from operating activities. There is no assurance that Orion can fund its future working capital and debt service requirements or achieve positive cash flows from operations. On May 13, 2003, Orion filed for protection under the U.S. Bankruptcy Code, and on May 13, 2003, Orion entered into an agreement to sell the refinery and the refinery's hydrocarbon inventories to Valero Energy Corporation. Orion petitioned the court for an expedited sales process and approval for the sale was granted June 26, 2003. The transaction, which has already received Federal Trade Commission approval, closed July 1, 2003. See Note 9.

4.       INVENTORIES

The major components of inventories are as follows (in thousands):

                                              MARCH 31,     DECEMBER 31,
                                                 2003          2002
                                                 ----          ----
Refinery feedstocks and intermediate
    and refined products                      $  101,588     $ 152,161
Other                                              6,513         6,168
                                              ----------     ---------
                                              $  108,101     $ 158,329
                                              ==========     =========

The excess of current cost over LIFO cost was $60.6 million at March 31, 2003 and $28.5 million at December 31, 2002.

On August 1, 1999, Orion entered into a one-year financing agreement (the "Agreement") for the purchase of crude oil and sale of products with a third party. Subsequent to August 1, 2000, the Agreement operated

                           ORION REFINING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

on a month-to-month basis with written notification required ninety days prior to termination. On December 15, 2001, the Company entered into a one-year financing agreement (the "Second Agreement") with the same third party. Under the terms of the Agreement and Second Agreement, Orion agrees to purchase all of its crude oil requirements from the third party, sell to the third party products processed at the refinery and provide assistance in the resale of such products. However, Orion is permitted to purchase crude oil directly from another supplier for immediate resale to the third party at the point of purchase if the third party agrees, in its sole discretion, to the related terms and conditions. In consideration for the above services, Orion pays the third party a monthly marketing fee and a credit fee for each barrel processed. In addition, the third party shares in the profits of the products sold if gross margin, representing product sales less product costs, exceeds $3 per barrel. At March 31, 2003 and December 31, 2002, there was approximately $101.6 million and $152.2 million, respectively, included in inventory subject to these arrangements.

In accordance with the terms of the financing agreements discussed above, Orion entered into crude oil purchase agreements with PMI Comercio International ("PMI"), a subsidiary of the Mexican state-owned Petroleos Mexicanos, and PDVSA Petroleo y Gas, S.A. ("PDVSA"), a subsidiary of the state-owned oil company of Venezuela. These agreements are in effect through September 2003 and November 2003, respectively. These agreements require Orion to purchase approximately 100,000 barrels per day at index prices. The agreement with PMI specifies liquidated damages of $.15 per barrel under certain circumstances if Orion fails to purchase the required quantities of crude oil.

5.       LONG-TERM DEBT AND SHORT-TERM BORROWINGS

On February 28, 2003, the Company entered into an additional $20 million credit facility with existing noteholders. These Series 2003A Notes bear interest at a rate of 12.5% per annum, payable quarterly beginning May 15, 2003 in cash or additional Series 2003A Notes. The maturity date of the Series 2003A Notes is May 15, 2004. The Company drew down the entire $20 million available under this facility.

In addition, on March 25, 2003, the Company entered into an additional $20 million credit facility with existing noteholders. These Series 2003B Notes bear interest initially at a rate of 12.5% per annum, increasing each month at a rate of 1% per annum until it reaches the rate of 18.5% per annum, payable quarterly beginning May 15, 2003 in cash or additional Series 2003B Notes. The maturity date of the Series 2003B Notes is May 15, 2004. The Company drew down $15 million under this facility as of March 31, 2003.

6.       STOCKHOLDERS' EQUITY (DEFICIT)

During the quarter ended March 31, 2002, the Company agreed to issue warrants in connection with executive compensation plans to purchase 1,714 shares of its common stock. The warrants vest over a three-year period and are exercisable at prices from $.0001 per share to $.25 per share. No executive employee warrants were exercised or forfeited during that quarter. Also during the quarter ended March 31, 2002, certain guarantee warrant holders exercised their warrants to obtain 4,514,038 shares of common stock. There were no warrants issued by the Company during the quarter ended March 31, 2003, nor were any outstanding warrants exercised.

7.       DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Company maintains a commodity-price risk-management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations caused by commodity-price volatility. Price fluctuations in crude oil market values cause the Company to be exposed to price risks. The Company uses swaps, options and commodity crack spreads to manage these risks.

By using derivative financial instruments to manage exposures to changes in commodity prices, the Company exposes itself to additional credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative

                           ORION REFINING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

contract is positive, the counterparty owes the Company which creates the repayment risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and therefore, it does not possess repayment risk. The Company minimizes the credit (or repayment) risk in derivative instruments by only entering into transactions with one third party who has a high credit rating and who also finances the Company's product inventory purchases as discussed in Note 4.

Market risk is the adverse effect on the value of a financial instrument that results from a change in commodity prices. The market risk associated with commodity-price contracts is managed by the establishment and monitoring of parameters that limit the types or degree of market risk that may be undertaken.

For the three months ended March 31, 2003, the Company recognized a gain of $0.2 million and $2.4 million relating to unrealized product derivatives and crude derivatives in operating revenues and cost of products sold and operating expenses, respectively. For the three months ended March 31, 2002, the Company recognized a loss $1.0 million and $2.7 million relating to unrealized product derivatives and crude derivatives in operating revenues and cost of products sold and operating expenses, respectively. The notional quantities outstanding relating to the derivatives are as follows at March 31, 2003 and December 31, 2002 (in thousands of barrels):

                     MARCH 31,     DECEMBER 31,
DERIVATIVES            2003           2002
-----------            ----           ----
 Product               1,342          6,440
 Crude                 1,450          2,369

8.       COMMITMENTS AND CONTINGENCIES

GENERAL

The Company is a named defendant in ordinary course, routine litigation incidental to its business. Although the outcome of such lawsuits cannot be predicted with certainty, the Company does not expect such matters to have a material adverse effect on its financial position, results of operations, or cash flows.

ENVIRONMENTAL MATTERS

Compliance Matters. Operations of refineries are subject to federal, state and local laws, regulations and ordinances ("Pollution Control Laws"), which regulate activities such as discharges to air and water and the handling and disposal of solid and hazardous wastes. Such laws may require substantial capital expenditures to ensure compliance and impose material civil and criminal penalties and other sanctions for failure to comply. In general, during the process of construction and start-up of the refinery, Orion has sought to comply with Pollution Control Laws, including cooperating, as appropriate, with regulatory authorities in an effort to ensure compliance and mitigate the risk of enforcement action. There can be no assurance that Pollution Control Laws which may be enacted in the future, as well as enforcement of existing Pollution Control Laws, would not require Orion to make material additional capital expenditures in order to comply with such laws and regulations or result in liabilities that could have a material adverse effect on Orion's future financial position, results of operations or cash flows.

Requirements Under the Federal Clean Air Act. The Federal Clean Air Act requires certain owners or operators of facilities with air emissions to obtain permits before beginning construction or modification of their facilities. Under Title V of the Clean Air Act, states are required to implement an operating permit program that codifies all federally enforceable limitations that are applicable to a particular source. The U.S. Environmental Protection Agency (the "EPA") has approved Louisiana's operating permit program. Orion received its Title V permit in January 2002.

The EPA has recently proposed new, lower sulfur limits for motor fuels that the Company is not presently configured to meet. Some of the improvements that would be implemented to comply with the baseline requirements (or exemption conditions) would assist Orion in complying with the new, proposed sulfur restrictions, but significant additional desulfurization equipment would be needed to comply with the limits

                           ORION REFINING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

as proposed. The timing and final form of these requirements is not presently known, but they could require material additional investments as soon as 2004.

Requirements Under the Federal Clean Water Act. The Federal Clean Water Act regulates the discharge of industrial wastewater and stormwater into waters of the United States through the use of discharge permits. Orion's predecessor's pollution discharge permit expired in 1992; Orion's predecessor submitted a permit renewal application to the LDEQ, which administers the Clean Water Act program in Louisiana, 180 days prior to the expiration date. This allowed it to continue to operate under the old permit beyond its original expiration date. Orion has identified engineering, design and process changes to its wastewater discharge and treatment system and has submitted amendments to its permit application to reflect these changes. The LDEQ may include more stringent discharge limitations in the new permit or request certain changes in processes at the Company that may require additional expenditures that could have a material adverse effect on Orion's financial position, results of operations or cash flows.

Cleanup Matters. The Company is subject to federal, state and local laws, regulations and ordinances that impose liability for the costs of cleanup related to, and certain damages resulting from, past spills, disposals or other releases of hazardous substances and govern the use, storage, handling and disposal of such substances. The Company's operations generate, and in the past have generated, hazardous substances. Over the past several years, Orion's predecessor has been, and to a limited extent Orion continues to be, engaged in environmental cleanup or remedial work relating to or arising out of operations or activities at the refinery. In addition, Orion has been engaged in upgrading its solid waste facilities, including the closure of several old waste management sites. Orion's predecessor, under a voluntary initiative approved by the LDEQ, submitted a work plan to the LDEQ to determine which areas at the refinery may require further investigation and remediation. Based on the work plan, Orion has conducted additional investigations and has submitted a final investigation work plan which has received agency approval. A remedial action plan will be submitted to the LDEQ describing any proposed remedial activities. Based on currently available information, Orion believes that those activities will not have a material adverse effect on Orion's financial position, results of operations or cash flows. However, because the remedial action plan has not yet been approved, there can be no assurance that further required investigation or remediation will not have such an effect.

Orion's predecessor was identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA" or "Superfund"), for the cleanup of contamination from hazardous substances at three off-site locations to which it has been alleged that the Company sent hazardous substances in the past. Courts have interpreted CERCLA to impose strict, joint and several liability upon all responsible parties. As a practical matter, however, the costs of cleanup typically are allocated among the parties according to a volumetric or other standard. Based on the available information, it appears that the Company's liability at the identified Superfund sites will not be material. A number of states have laws similar to Superfund, pursuant to which cleanup obligations, or the costs thereof, also may be imposed. At one Superfund site, Orion has submitted information to the EPA indicating that it should have no liability for this matter. With respect to the remaining two sites, Orion's liability for each such matter has not been determined. Orion anticipates that it may incur costs related to the cleanup at each such site; however, Orion believes that its ultimate environmental liabilities will not be significant. This determination is based in part on review of the data available to Orion regarding the basis of Orion's alleged liability at each site. Depending on the circumstances of the particular Superfund site, other factors may be analyzed, including for example, the relationship of the Company to each such site, the volume of wastes the Company is alleged to have contributed to each site in comparison to other responsible parties (without giving effect to the ability of any other responsible parties to contribute to or pay for any liabilities incurred) and the range of likely cleanup costs at each such site. However, it is not possible at this time to determine the ultimate environmental liabilities, if any, that may arise from the matters discussed above.

In September 1997, Orion's predecessor purchased a tank storage facility adjacent to the refinery. Environmental investigations conducted by the previous owner of the facilities indicated soil and groundwater contamination in several areas on the property. As a result, the former owner submitted to the LDEQ plans for the remediation of significant contamination in such areas. Orion has analyzed these

                           ORION REFINING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

investigations and has incorporated these areas into its ongoing work at the refinery. Orion's predecessor agreed to indemnify the seller for all cleanup costs and certain other damages resulting from contamination of the property and created a $5 million escrow account to fund required remediation costs and indemnification claims by the seller. As of March 31, 2003, the escrow account contains $4.3 million and the related liability was $1.6 million. Based on the Company's investigations to date, Orion believes that the amount in escrow should be sufficient to fund the remediation costs associated with identified contamination. However, because the LDEQ has not yet approved certain of the remediation plans or issued closure letters for completed remediation efforts, there can be no assurance that such matters will not have a material adverse effect on Orion's financial position, results of operations or cash flows.

In February 2001, the LDEQ conducted an investigation of Orion's facilities. The LDEQ also conducted a follow-up investigation in February 2002. In April 2002, the Company was served with a Consolidated Compliance Order and Notice of Potential Penalty by the LDEQ. The Compliance Order alleges violations of rules and regulations regarding hazardous waste, the Company's air permits and LDEQ/EPA air quality regulations, and the Company's water discharge permit. The LDEQ issued a further Compliance Order and Notice of Potential Penalty covering the 2002 audit dated August 29, 2002. These matters are addressed in and will be resolved by the comprehensive Settlement Agreement discussed below.

Orion has received two requests for information from the EPA in the form of Clean Air Act Section 114 Information Requests. Orion has complied with those information requests, and the EPA issued findings based on Orion's response to their requests. The comprehensive Settlement Agreement discussed below will also address these issues.

Further, the EPA issued a Notice and Finding of Violation to Orion in July 2002, alleging possible violations under the Federal Clean Air Act. The EPA has indicated to Orion that it does not intend to take any action against Orion regarding the NOV assuming the Settlement Agreement is implemented.

During September 2002, Orion entered into a comprehensive Settlement Agreement with the LDEQ. The Settlement Agreement encompassed a variety of issues as described above, including the LDEQ enforcement orders and EPA findings. The Settlement Agreement calls for Orion to make a monetary payment of $1 million, perform beneficial environmental projects of $2 million and further commits Orion to install new pollution control technology and make other improvements to the facility through 2008. The Settlement Agreement is subject to concurrence by the Louisiana Attorney General before it is deemed final. Orion has included the $1 million penalty in general and administrative expenses for the year ended December 31, 2002.

In March 2002, the Concerned Citizens of New Sarpy, a group of households with residences on Orion's fence line, filed a class-action lawsuit against Orion alleging violations of the Clean Air Act. Orion offered to settle the lawsuit on July 18, 2002 by giving the 180 households of the Concerned Citizens of New Sarpy a choice between $25,000 in home improvement loans forgivable over five years or $15,000 per household spread over five years. The majority of the citizens have accepted Orion's offer, and the Company is currently negotiating the details of the settlement. Orion has recorded an accrual of $3.3 million as of March 31, 2003 for the anticipated settlement costs, of which $2.0 million is recorded as long-term.

In June 2001, lightning caused by Tropical Storm Allison struck a product storage tank owned by Orion, igniting the contents. The Company incurred approximately $4.1 million to extinguish the fire and $3.3 million related to the loss of a portion of the product stored in the tank. The Company is currently seeking reimbursement from its insurance carriers for property damage and loss, subject to insurance policy deductibles. The Company included $4.3 million of these costs in cost of sales for the year ended December 31, 2001, representing the $1 million insurance deductible and the $3.3 million product loss. During 2002, the Company received $2.7 million as reimbursement for the loss of product from the third party that finances the Company's purchase of crude. This reimbursement is recorded as deferred revenue at March 31, 2003 and December 31, 2002, as the third party's insurance carrier has filed suit against Orion to pursue their right of subrogation to recover the product loss reimbursement they made to the third party.

                           ORION REFINING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

9.       SUBSEQUENT EVENTS

REFORMER LICENSE

On April 28, 2003, the Company received a letter of termination of the Reformer platformer process license from the third party issuing the license due to nonpayment of royalties. On the same day, a temporary restraining order was granted ordering the Company to cease using the third party's Reformer platformer process and any equipment or facilities utilizing the Reformer platformer process. The Company subsequently entered into a forbearance agreement with the third party, whereby the third party agreed to forbear any enforcement action against the Company for the Company's ongoing use of the Reformer platformer process license in violation of the temporary restraining order until the hearing on the preliminary injunction is concluded. The hearing on the preliminary injunction originally scheduled for May 15, 2003, was stayed as a result of the sale of assets to Valero Energy Corporation as discussed below.

SALE OF ASSETS TO VALERO ENERGY CORPORATION

As discussed in Note 3, effective July 1, 2003, Valero Energy Corporation acquired Orion's refinery and the refinery's hydrocarbon inventories. The purchase price for the refinery was $400 million, plus $148.8 million for the refinery's hydrocarbon inventories based on market-related prices at the time of closing. In addition, $5.7 million was paid to Orion for warehouse inventories. Consideration for the purchase consisted of cash and $250 million face value of mandatory convertible preferred stock (10 million shares with a stated value of $25.00 per share), $21.1 million of which is being held in escrow pending the satisfaction of certain conditions stipulated in the sales agreement. The convertible preferred stock will automatically convert to Valero common stock in three years. The purchase agreement for the refinery also provides for potential earn-out payments if agreed-upon refining margins reach a specified level during any of the seven years following the closing. The earn-out payments are subject to an annual maximum limit of $50 million and an aggregate limit of $175 million.